Exhibit 3.2

AGREEMENT OF LIMITED LIABILITY COMPANY OF BARRICK NORTH AMERICA FINANCE LLC A DELAWARE LIMITED LIABILITY COMPANY The undersigned member (the “Undersigned Member”) hereby forms a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act, 6 Del. C. § 18-101, et seg. (the “Act”), and hereby declares the following to be the Limited Liability Company Agreement of such limited liability company: 1. Name. The name of the limited liability company formed hereby (the “LLC”) is Barrick North America Finance LLC. 2. Purpose and Powers . The LLC is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the LLC is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing. 3. Registered Office. The registered office of the LLC in the State of Delaware is clo The Corporation Trust Company , Corporation Trust Center , 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. 4. Registered Agent. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware are The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. 5. Admission , As of the time of the filing of the Certificate of Formation with the Office of the Secretary of State of the State of Delaware , the Undersigned Member is admitted as the sole Member of the LLC. The name and address of the Undersigned Member are as follows: Barrick North America Holding Corporation 136 East South Temple Suite 1800 Salt Lake City, Utah 84111-1135 6. Certificates. Sybil Veenman is hereby designated as an “authorized person” within the meaning of the Act (including Section 18-201(a) thereof), and has executed, delivered and filed the Certificate of Formation of the LLC with the Office of the Secretary of State of the State of Delaware . Upon the filing of the Certificate of Formation with the Office of the Secretary of State of the State of Delaware, her powers as an “authorized person” ceased, and the Undersigned Member thereupon became the designated “authorized person” to continue as the designated “authorized person” within the meaning of the Act. The Undersigned Member or an Officer (as defined below) may execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the LLC to qualify to do business in any other jurisdiction in which the LLC may wish to conduct business. 7. Capital Contributions . The Undersigned Member agrees to make the following capital contribution to the LLC (its “Capital Contribution”): $10.00. The Undersigned Member is not required to make any contribution of property or money to the LLC in excess of its Capital Contribution. 8. Capital Accounts. In the event additional Members are admitted to the LLC, an account shall be established in the LLC’ s books for each Member and its transferee, if any (as to each, its “Capital Account”), in accordance with the rules of Section 704 of the Internal Revenue Code of 1986 and Treasury Regulation Section 1.704-1(b) (2) (iv). 9. Percentage Interest and Allocations of Profits and Losses . On the date hereof, the Undersigned Member’s interest in the LLC shall be 100%. In the event additional Members are admitted to the LLC, each such Member ‘ s interest in the LLC shall be expressed as a percentage equal to the ratio on any date of such Member’s Capital Account on such date to the aggregate Capital Accounts of all Members on such date, such Capital Accounts to be determined after giving effect to all contributions of property or money, distributions and allocations for all periods ending on or prior to such date (as to any member, its “Percentage Interest”). As of the date hereof, all of the LLC’s profits and losses shall be allocated to the Undersigned Member. In the event additional Members are admitted to the LLC, the LLC’s profits and losses shall thereafter be allocated in accordance with the Percentage Interests of the Members, respectively. 10. Distributions . The Undersigned Member may cause the LLC to distribute any cash held by it which is neither reasonably necessary for the operation of the LLC nor in violation of Sections 18-607 or 18 -804 of the Act to the Undersigned Member at any time. In the event additional Members are admitted to the LLC, and except as set forth in Section 17 hereof, cash available for distribution shall be distributed to the Members in accordance with their respective Percentage Interests. 11. Management. ment. (a) Board of Directors. The business and affairs of the LLC shall be managed by or under the direction of a board of one or more directors (individually, a “Director”, and collectively, the “Directors”) elected, appointed or designated by the Undersigned Member (the “Board of Directors”). The Undersigned Member may determine at any time in its sole and absolute discretion the number of Directors to constitute the Board of Directors. The authorized number of Directors may be increased or decreased by the Undersigned Member at any time in its sole and absolute discretion, upon notice to all Directors. The initial number of Directors shall be four (4). Each Director elected, designated or appointed shall hold office until a successor is elected or until such Director’ s earlier death, resignation, expulsion or removal. A person elected, designated or appointed as a Director is by such election designated a “manager” of the LLC within the meaning of Section 18-101(10) of the Act. (b) Powers. The Board of Directors shall have the power to do any and all acts necessary, convenient or incidental to or for the furtherance of the purposes described herein . The Board of Directors has the authority to bind the LLC, which authority may be delegated hereby to the fullest extent permitted by Delaware law. (c) Meeting of the Board of Directors. The Board of Directors may hold meetings, both regular and special , within or outside of the State of Delaware . Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors . Special meetings of the Board of Directors may be called by the President of the LLC on not less than one day ‘ s notice to each Director by e-mail, telephone, facsimile, mail or any other means of communication . Special meetings shall be called by the President or Secretary of the LLC in like manner and with like notice upon the written request of any one or more of the Directors. (d) Quorum; Acts of the Board of Directors . At all meetings of the Board of Directors, a majority of the Directors shall constitute a quorum.for the transaction of business, and, except as otherwise provided in this Agreement, the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting , until a quorum shall be present. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee , as the case may be, consent thereto in writing, and the writing is filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. (e) Electronic Communications . Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in meetings of the Board of Directors, or any committee, by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting . If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the LLC. (0 Committees of Directors. The Board of Directors may designate one (1) or more committees, each committee to consist of one or more of the Directors of the LLC. The Board of Directors may designate one or more Directors as alternate members of any committee , who may replace any absent or TRDOCSOI/83922.4 3 disqualified member at any meeting of the committee . In the absence or disqualification of a member of a committee , the member or members thereof present at any meeting and not disqualified from voting, whether or not such members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in a resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the LLC. Each committee shall have such name as may be determined from time to time by resolution adopted by the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. (g) Compensation of Directors; Expenses. The Board of Directors shall have the authority to fix the compensation, if any, of Directors. The Directors may be paid their expenses , if any, of attendance at meetings of the Board of Directors. No such payment shall preclude any Director from serving the LLC in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. (h) Removal of Directors. Unless otherwise restricted by law, any Director or the entire Board of Directors may be removed or expelled , with or without cause, at any time by the Undersigned Member, and any vacancy caused by any such removal or expulsion may be filled by action of the Undersigned Member. (i) Directors as Agents. To the extent of their powers set forth in this Agreement, the Directors are agents of the LLC for the purpose of the LLC’s business, and the actions of the Directors taken in accordance with such powers set forth in this Agreement shall bind the LLC. 12. Ofd. (a) Officers. The officers (individually, an “Officer”, and collectively, the “Officers”) of the LLC shall be chosen by the Board of Directors and may consist of one or more of the following : a Chief Executive Officer and President, a Chief Financial Officer , a Secretary, a Treasurer, and one or more Vice Presidents, Tax Directors, Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person. The Board of Directors may appoint such other Officers and agents as it shall deem necessary or advisable who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors. The salaries , if any, of all Officers and agents of the LLC shall be fixed by or in the manner prescribed by the Board . The Officers of the LLC shall hold office until their successors are chosen and qualified. Any Officer elected or appointed by the Board of Directors may be removed at any time, with or without TRDOCSOll83922,4 4 cause, by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the LLC shall be filled by the Board of Directors. (b) Chief Executive Officer and President. The President, if any, shall be the chief executive officer of the LLC, shall be responsible for the management of the business of the LLC and shall see that all orders and resolutions of the Board of Directors are carried into effect. (c) ChiefFinancial Officer. The Chief Financial Officer, if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe, which may include, without limitation , serving as the principal financial officer and/or the principal accounting officer of the LLC. (d) Vice President. In the absence of the President or in the event of the President’s inability to act, the Vice President , if any or if there is more than one Vice President, the Vice Presidents in the order designated by the Directors (or in the absence of any designation, then in the order of their election), shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President . The Vice Presidents, if any, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. (e) Secretary and Assistant Secretary. The Secretary, if any, shall be responsible for filing legal documents and maintaining records for the LLC. The Secretary or Assistant Secretary shall attend all meetings of the Board of Directors and record all the proceedings of the meetings of the LLC and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required . The Secretary shall give, or shall cause to be given, notice of all meetings of the Board of Directors (including special meetings) and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall serve. The Assistant Secretary , if any, or if there is more than one, the Assistant Secretaries in the order determined by the Board of Directors (or if there is no such determination, then in order of their election), shall, in the absence of the Secretary or in the event of the Secretary’s inability to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. (0 Treasurer and Assistant Treasurer. The Treasurer, if any, shall have the custody of the LLC funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the LLC and shall deposit all moneys and other valuable effects in the name and to the credit of the LLC. The Assistant Treasurer, if any, or if there is more than one, the Assistant Treasurers in the order determined by the Board of Directors (or if there is no such determination, then in the order of their election), shall, in the absence of the Treasurer or in the event of the Treasurer’s inability to act, perform the duties and TRDOCSOI /83922.4 S exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. (g) Tax Director. The Tax Director, if any, shall be responsible for preparing and filing tax returns and dealing with tax related matters . The Tax Director, if any, shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe. (h) Officers as Agents. The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Directors not inconsistent with this Agreement, shall bind the LLC. 13. Compensation. The Undersigned Member shall not receive compensation for services rendered to the LLC. 14. Assnents . The Undersigned Member may assign all or any part of its limited liability company interest at any time, and, unless the Undersigned Member otherwise provides , any transferee shall become a substituted Member automatically. In the event there is more than one Member, any Member may assign all or any part of its limited liability company interest only with the consent of all other Members , and any such transferee may only become a substituted Member with the consent of all other Members. 15. Additional Membership. Additional Persons (as defined in the Act) may be admitted as Members of LLC, without the sale , assignment, transfer or exchange by the Undersigned Member of all or any part of its limited liability company interest, upon the terms and conditions as the Undersigned Member may provide , from time to time. In such event, the Percentage Interests of the Undersigned Member and such additional Members shall be adjusted pro rata , as the case may be, to reflect the capital contribution, the existing Members shall assign a Percentage Interest to the additional Member and the Percentage Interests of the existing Members shall be adjusted accordingly. 16. Dissolution. The LLC shall dissolve, and its affairs shall be wound up, upon the earliest to occur of (a) the decision of the Undersigned Member, (b) if there is more than one Member, the unanimous written consent of all the Members, or (c) an event of dissolution of the LLC under the Act. 17. Distributions upon Dissolution. Upon the occurrence of an event set forth in Section 16 hereof, the Undersigned Member (or, if there be more than one Member, the Members) shall be entitled to receive, after paying or making reasonable provision for all of the LLC’s creditors to the extent required by Section 18-804 (a) (1) of the Act, the remaining funds of the LLC (or, if there be more than one Member, the Members’ respective positive Capital Account balances until such balances , if any, are reduced to zero and then the balance shall be distributed to each such Member in accordance with their respective Percentage Interests). 18, withdrawal . The Undersigned Member may withdraw from the LLC at any time. In the event there is more than one Member , any such Member (including the TRDOCSOI /83922,4 6

Undersigned Member) may withdraw from the LLC only upon the consent of all other Members. Upon any such permitted withdrawal, the withdrawing Member shall receive its cumulative Capital Contributions, if any. 19. Limited Liability. Except as otherwise expressly provided by the Act, the debts, obligations and liabilities of the LLC, whether arising in contract, tort or otherwise, shall be the debts, obligations and liabilities solely of the LLC, and none of the Undersigned Member or any Officer or Director shall be obligated personally for any such debt, obligation or liability of the LLC by reason of being the Undersigned Member, an Officer or a Director of the LLC. 20. Indemnification. (a) The LLC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the LLC) by reason of the fact that such person is or was a member, manager, director, officer, employee or agent of the LLC, or is or was serving at the request of the LLC as a member, manager, director , officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action , suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the LLC , and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful . The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person seeking indemnification did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the LLC, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person’s conduct was unlawful. (b) The LLC shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the LLC to procure a judgment in its favor by reason of the fact that such person is or was a member, manager, director, officer, employee or agent of the LLC, or is or was serving at the request of the LLC as a member, manager, director, officer, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys ‘ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the LLC and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the LLC unless and only to TRDOCSOI /83922.4 7 the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. (c) To the extent that a member, manager, director, officer, employee or agent of the LLC has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs (a) and (b) of this Section 20, or in defense of any claim, issue or matter therein , such person shall be indemnified against expenses (including attorneys ‘ fees) actually and reasonably incurred by such person in connection therewith. (d) Any indemnification under paragraphs (a) and (b) of this Section 20 (unless ordered by a court) shall be made by the LLC only as authorized in the specific case upon a determination that indemnification of the member, manager, director, officer, employee or agent is proper in the circumstances because such person has met the applicable standard of conduct set forth in such paragraphs (a) and (b). Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable , or, even if obtainable, a quorum of disinterested Directors so directs , by independent legal counsel in a written opinion , or (iii) by the Undersigned Member or, in the event there is more than one Member, by all of the Members. (e) Expenses (including attorneys’ fees) incurred by a member, manager, officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the LLC in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such member, manager, director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the LLC as authorized in this Section 20. Such expenses (including attorneys ‘ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. (0 The indemnification and advancement of expenses provided by, or granted pursuant to, the other paragraphs of this Section 20 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any law, by law, agreement, vote of Members, action by disinterested Directors or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. (g) The LLC may purchase and maintain insurance on behalf of any person who is or was a member, manager, director, officer, employee or agent of the LLC, or is or was serving at the request of the LLC as a member, manager, director, officer, employee or agent of another corporation, partnership, joint TRDOCS01183922,4 8 venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the LLC would have the power to indemnify such person against such liability under the provisions of this Section 20. (h) For purposes of this Section 20, references to “the LLC” shall include, in addition to the resulting entity, any constituent entity (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its members, managers , directors, officers, employees or agents so that any person who is or was a member , manager, director, officer, employee or agent of such constituent entity, or is or was serving at the request of such constituent entity as a member, manager, director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise , shall stand in the same position under the provisions of this Section 20 with respect to the resulting or surviving entity as such person would have with respect to such constituent entity if its separate existence had continued. (i) For purposes of this Section 20, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the LLC” shall include any service as a member, manager, director, officer, employee or agent of the LLC which imposes duties on, or involves service by, such member, manager, director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries ; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the LLC” as referred to in this Section 20. (j) This Section 20 shall not be construed as a limitation upon the power of the LLC to enter into contracts or undertakings of indemnity with a member, manager, officer, employee or agent of the LLC, nor shall it be construed as a limitation upon any other rights to which a person seeking indemnification may be entitled under any agreement or such person’s official capacity and as to action in another capacity while holding office. (k) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 20 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a member, manager, director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. 21. Amendment. This Agreement may be amended only in a writing signed by the Undersigned Member (or if there be more than one Member, by all of the Members). TRDOCSOI/83922,4 9

22. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONTRUED UNDER THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICTS OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. 23. Severability. Except as otherwise provided in the succeeding sentence, every term and provision of this Agreement is intended to be severable , and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the legality or validity of the remainder of this Agreement. The preceding sentence shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any party to lose the benefit of its economic bargain. 24. Notices. Any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing or by facsimile and shall be deemed to have been delivered , given and received for all purposes (a) if delivered personally to the person or to an officer of the person to whom the same is directed, or (b) when the same is actually received, if sent either by a nationally recognized courier or delivery service or registered or certified mail, postage and charges prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimiled communication sent by a nationally recognized courier or delivery service, registered or certified mail, postage and charges prepaid, addressed to the recipient party at the address set forth for such party above. [SPACE INTENTIONALLY LEFT BLANKI TRDOCSO1/83922.4 10

IN WITNESS WHEREOF, the undersigned has duly executed this Agreement of Limited Liability Company as of the day of May, 2008.

BARRICK NORTH AMERICA HOLDING

CORPORATION By: Name: Title: TR Docso1/ 39224 11